EXHIBIT 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Quarterly Report of Reeves Telecom Limited Partnership (the “Partnership”) on Form 10-Q for the period ended September 30, 2011 (the “Report”), I, Davis P. Stowell, Chief Executive Officer and Chief Financial Officer of Grace Property Management, Inc., General Partner of the Partnership, hereby certify, pursuant to and as required by 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

/S/ DAVIS P. STOWELL
Davis P. Stowell
President of
Grace Property Management, Inc.,
General Partner
Chief Executive Officer and Chief Financial Officer

Date: November 14, 2011